                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 3, 2000



                                     HEARME
             (Exact name of Registrant as specified in its charter)

       DELAWARE                            000-25399                           94-3217317
(State or other jurisdiction of           (Commission                         (IRS Employer incorporation or
organization)                             File Number)                         Identification No.)


                                685 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
               (Address of principal executive offices) (Zip code)


                                 (650) 429-3900
              (Registrant's telephone number, including area code)

     Item 2. Acquisition or Disposition of Assets.

     On March 8, 2000, HearMe ("HearMe" or "the Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with AudioTalk Networks, Inc. ("AudioTalk"), a California corporation. The Merger Agreement provided for the merger of a newly formed wholly owned subsidiary of HearMe with and into AudioTalk. AudioTalk became a wholly owned subsidiary of HearMe. The merger is being accounted for under the purchase method of accounting. The merger was consummated on April 3, 2000.

     The purchase price of approximately $116.7 million comprised approximately $100.5 million of common stock, $10.0 million in cash, $5.7 million in options to purchase common stock issued to AudioTalk employees, and $500,000 in estimated expenses. The purchase price was allocated as follows: $6.4 million to the estimated fair value of AudioTalk net tangible assets, $580,000 to purchased technology, $550,000 to purchased in-process research and development, $900,000 to existing sales contracts, $1,250,000 to workforce-in-place and $108.1 million to goodwill. The allocation of the purchase price to intangibles was based upon an independent, third party appraisal and management's estimates.

     The purchased technology and sales contracts will be amortized over two years and the workforce and goodwill will be amortized over three years.

     The value assigned to purchased in-process research and development ("IPR&D") was determined by identifying research projects in areas for which technological feasibility had not been established. These include projects for the development of a hardware-based real-time voice communication product as well as other specialized software technologies totaling $550,000. The value was determined by estimating the expected cash flows from the projects once commercially viable, applying a percentage of completion to the calculated value and then discounting the net cash flows back to their present value.

     The net cash flows from the identified projects are based on estimates of revenues, the related estimated cost of sales and operating expenses, estimated charges for use of assets by the projects and income taxes from those projects. These estimates are based on the assumptions mentioned below.

     Projected gross profits from AudioTalk's technology products are in line with comparable industry margins. The estimated charges for use of assets are consistent with AudioTalk's historical cost structure, which is in line with industry averages at approximately 1.3% of revenues.

     Discounting the net cash flows back to their present value is based on the industry weighted average cost of capital ("WACC"). The industry WACC is approximately 20%. The discount rate used in discounting the net cash flows from IPR&D is 25%. This discount rate is higher than the industry WACC due to inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of such technology and the uncertainty of technological advances which could potentially impact the estimates described above.

     The percentage of completion for each project was determined using costs incurred to date on each project as compared to the remaining research and development to be completed to bring each project technological feasibility. The percentage of completion varied by individual project ranging from 44% to 60%.

     If the projects discussed above are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods.

     Item 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     The Registrant hereby amends the following item of its Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2000.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                            AUDIOTALK NETWORKS, INC.









                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999
                         (See Accountants' Audit Report)

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
AudioTalk Networks, Inc.

We have audited the accompanying balance sheet of AudioTalk Networks, Inc. (a development stage company) as of June 30, 1999, and related statements of income, stockholders' equity, and cash flows from the date business began (August 9, 1998) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AudioTalk Networks, Inc. as of June 30, 1999, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.


December 21, 1999


/s/ Finck, Rudnick & Company
----------------------------
Finck, Rudnick & Company
Menlo Park, California

                            AUDIOTALK NETWORKS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                               AS OF JUNE 30, 1999

                         (See Accountants' Audit Report)

                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents (Note 2, 12)                            $ 334,682
    Interest Receivable                                                   5,711
                                                                  --------------
        Total Current Assets                                            340,393

FIXED ASSETS, net (Note 2)                                              191,095

NONCURRENT ASSETS:
    Licenses                                                             28,753
    Rent Deposit                                                         20,550
                                                                  --------------
                                                                         49,303

                                                                  --------------
                                                                      $ 580,791

                                                                  ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts Payable                                                   $ 26,723
    Accrued Liabilities (Note 3)                                         45,623
    Franchise Tax Payable (Note 4)                                          800
                                                                  --------------
        Total Current Liabilities                                        73,146

COMMITMENTS (Note 5)                                                           -

STOCKHOLDERS' EQUITY:
    Series A Preferred Stock, no par,  3,600,000 authorized and       1,800,000
        outstanding (Note 6)
    Common Stock 15,000,000 authorized, 4,394,000
        issued and outstanding                                          119,080
    Notes receivable stockholders (Note 9)                             (118,380)
    Deficit accumulated during the development stage                 (1,293,055)
                                                                  --------------
        Total Stockholders' Equity                                      507,645

                                                                  --------------
TOTAL LIABILITIES & EQUITY                                            $ 580,791
                                                                  ==============

       The accompanying notes are an integral part of this balance sheet.

                            AUDIOTALK NETWORKS, INC.
                         (A Developmental Stage Company)

                             STATEMENT OF OPERATIONS

                      AUGUST 9, 1998 THROUGH JUNE 30, 1999

                         (See Accountants' Audit Report)

COSTS AND EXPENSES
    Research and Development Costs (Note 10)   $502,969
    Payroll and Related Costs                   287,024
    Outside Services                            174,662
    Rent (Note 5)                                96,804
    Professional Fees                            89,111
    Insurance                                    43,384
    Depreciation and Amortization (Note 2)       32,972
    Trade Shows and Conference fees              23,199
    Travel                                       16,263
    Dues and Subscriptions                       12,500
    Computer Supplies                            11,327
    Telephone & Internet                         10,593
    Miscellaneous                                25,131        $ 1,325,939
                                               ----------      -----------

        Loss from operations                                    (1,325,939)

OTHER INCOME
    Interest Income                                                 33,684
                                                               ------------

        Net loss before income tax                              (1,292,255)

PROVISION FOR INCOME TAX                                               800
                                                               ------------

    Net loss                                                   $(1,293,055)
                                                               ============

   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                        FOR THE YEAR ENDED JUNE 30, 1999

                         (See Accountants' Audit Report)

                                                                     DEFICIT
                                                                   ACCUMULATED
                                                       RECEIVABLE  DURING THE
                                  SERIES A    COMMON    FROM SALE  DEVELOPMENT
                                 PREFERRED    STOCK     OF STOCK      STAGE
                                 ----------  --------  ----------  -----------

Net loss                         $        -  $      -  $        -  $(1,293,055)

Sales of stock                    1,800,000   119,080           -            -

Notes receivable - stockholder            -         -   (118,380)            -
                                 ----------  --------  ----------  -----------

Total equity                     $1,800,000  $119,080  $(118,380)  $(1,293,055)
                                 ==========  ========  ==========  ===========

   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                      AUGUST 9, 1998 THROUGH JUNE 30, 1999

                         (See Accountants' Audit Report)

CASH FLOWS FROM OPERATING ACTIVITIES:

          Net Loss                                                  $(1,293,055)


          Adjustments to reconcile net income to net
          cash provided by operating activities:
                Depreciation and amortization                            32,972
                Legal fees paid in stock                                    700
          (Increase) decrease in current assets:
                Interest receivable                                      (5,711)
          Increase (decrease) in current liabilities:
                Accounts payable                                         26,723
                Other current liabilities                                46,423
                                                                    ------------

                      NET CASH USED BY OPERATING ACTIVITIES          (1,191,948)
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Licenses                                                      (28,753)
          Lease deposit on facilities                                   (20,550)
          Acquisition of equipment                                     (224,067)
                                                                    ------------

                      NET CASH USED BY INVESTING ACTIVITIES            (273,370)
                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from issuance of stock                             1,800,000
                                                                    ------------
                      NET CASH PROVIDED BY FINANCING ACTIVITIES       1,800,000
                                                                    ------------

                             - Statement Continued -

                            AUDIOTALK NETWORKS, INC.
                          (A Development Stage Company)

   The accompanying notes are an integral part of these financial statements.

                             STATEMENT OF CASH FLOWS

                      AUGUST 9, 1998 THROUGH JUNE 30, 1999

                         (See Accountants' Audit Report)

                                  - Continued -

          NET INCREASE IN CASH                                           334,682

          CASH, at beginning of year                                           -
                                                                        --------

          CASH, at end of year                                          $334,682
                                                                        ========

SUPPLEMENTAL CASH FLOW INFORMATION:

          Noncash Financing Activities:
                Common stock issued in exchange for notes
                      receivable from stockholders                      $118,380

                Common stock issued in payment of legal expenses        $    700







   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENT

                                  JUNE 30, 1999

                         (SEE ACCOUNTANTS' AUDIT REPORT)

1.   ORGANIZATION AND BUSINESS

     AudioTalk Networks, Inc. (a California corporation) has been in the development stage since business began on August 9, 1998, and provides live voice technology and turnkey services for the Internet. Their technology and services enrich users' online experience in the areas of community live chat, electronic commerce, customer care and other applications.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain disclosures. Accordingly, actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost. Depreciation is computed using the straight line method and Modified Accelerated Cost Recovery System, required under the Internal Revenue Code over 3 - 7 years.

     At June 30, 1999, fixed assets consist of:
          Computer software                                 $ 104,697
          Computer equipment                                  111,034
          Office furniture & equipment                          8,336
                                                            ---------

                                                              224,067

          Less accumulated depreciation
                                                              (32,972)
                                                            ----------

                                                            $ 191,095
                                                            ==========

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     CASH AND CASH EQUIVALENTS
     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At June 30, 1999, cash equivalents consist of a money market account with an interest rate of approximately 2.74%.

3.   ACCRUED LIABILITIES
      Accrued liabilities for the year ended June 30, 1999, consist of the following:

             Legal and accounting fees                       $     20,756
             Outside services                                      15,210
             Employee benefits                                      9,397
             Other                                                    260
                                                             ------------

                                                             $     45,623
                                                             ============

4.   INCOME TAXES

     Provisions for income taxes are based on income and expenses in accordance with the Company's regular accounting practices. The income tax effects of differences in timing when revenues and expenses are reflected in accordance with regular accounting practices and when they are recognized for income tax purposes are reflected in the balance sheet as deferred income taxes.

     As of June 30, 1999, the Company's income tax expense (benefit) consists of the following:

                               CURRENT            DEFERRED            TOTAL
                               -------            --------            -----

             Federal      $          -       $           -       $        -
             State                 800                   -              800
                               -------            --------       ----------
                          $        800       $           -       $      800
                          ============       =============       ==========

     The actual tax benefit differs from the expected tax benefit computed by applying the current tax rates to the loss before income taxes. The difference primarily relates to book expenses not deducted for tax purposes.

     The Company has elected to comply with the standards prescribed in the Statement of Accounting Standards No. 109, Accounting for Income Taxes. FAS No. 109 requires a valuation allowance to be recorded for that portion of a deferred tax asset for which, more likely than not, a tax benefit will not be utilized.

4.   INCOME TAXES (CONTINUED)

     A valuation allowance has been recorded in the amount of $513,633 due to the uncertainty over when and if Federal and California net operating loss carryforwards will in fact save the Company taxes.

     At June 30, 1999, the Company has Federal and California net operating loss
     (NOL) carryovers which may be applied against future taxable income. The NOL carryovers expire as follows:

             FISCAL YEAR ENDED JUNE 30        FEDERAL             CALIFORNIA
             -------------------------        -------             ----------

             2007                        $          -       $      1,194,189
             2014                           1,191,692                      -
                                         ------------       ----------------

                                         $  1,191,692       $      1,194,189
                                         ============       ================

     At June 30, 1999, the Company has Federal and California R & D credits of $32,693 and $25,218 respectively, which may be carried forward, and used to reduce regular income taxes. The Federal credit expires in fiscal year ending June 30, 2019. The California credit carries forward indefinitely.

5.   OPERATING LEASE COMMITMENTS

     The Company leases its facilities and certain equipment. Rent expense for 1999 is $96,804, including furniture and equipment rental. At June 30, 1999 AudioTalk Networks, Inc., leased their facilities under an agreement with an annual rental expense of $122,939. Subsequent to June 30, 1999, a new Sublease was executed that begins in December, 1999, and terminates on March 31, 2002. The initial monthly sublease payments are $30,323 per month, with increases to $31,233 on April 1, 2000, $37,890 on June 1, 2000, $44,546 on July 1, 2000 and $45,883 on April 1, 2001.

     Minimum future rental payments are as follows:

             Year ended
             JUNE 30
             ---------

             2000                                     $    269,297
             2001                                          542,116
             2002                                          416,495
             2003                                            3,549
             2004                                            1,282
                                                      ------------
                                                      $  1,232,739
                                                      ============

6.   PREFERRED STOCK

     The Company has 3,600,000 outstanding shares of no par Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $0.50 per share and carries a non-cumulative dividend of $0.025 per share payable when and if declared by the Board of Directors. Each share of Series A Preferred Stock is convertible into shares of the Company's common stock at the initial conversion rate of $0.50 per share, subject to adjustment to protect against dilution as outlined in the First Amended and Restated Articles of Incorporation dated July 28, 1998. The Company has reserved 3,600,000 shares of common stock for issuance upon conversion of the Series A Preferred Stock (See Note 13).

7.   STOCK OPTIONS

     The 1998 Stock Option Plan provides for granting of options to buy Common Shares intended either to qualify as "incentive stock options" (ISO) under the Internal Revenue Code or "non-statutory stock options" (NQ) not intended to so qualify, up to an amount equal to Five Hundred Thousand (500,000) shares. The Plan terminates on September 25, 2000. The option price under all plans is the fair market value of the shares as determined by the Board on the date of grant. Options become exercisable at such times and under such circumstances as determined by the Board and remain exercisable for a period determined by the Board at the date of grant. The ISO Plan options shall not be exercisable after the expiration of ten years (five years for options granted to a ten percent optionee).

     At June 30, 1999, 500,000 shares have been reserved for issuance under the Plans and non-statutory stock options totaling 39,000 shares have been granted, leaving 461,000 shares for future grants (See Note 13).

      Non-statutory stock option plan summary:

                                         Number of               Option Price
                                          Shares                  Per Share
                                    -----------------         -----------------

      Granted at June 30, 1999                 39,000          $          0.05
             Exercised                              0
             Cancelled                              0
                                    -----------------

      Outstanding at June 30, 1999             39,000
                                    =================

8.   EMPLOYEE STOCK PURCHASE PLAN

     Under the 1998 employee stock purchase plan, the Company may offer shares to employees, consultants, and directors at fair market value. The maximum aggregate number of Common Shares that may be issued under the plan is two million (2,000,000).

8.   EMPLOYEE STOCK PURCHASE PLAN (CONTINUED)

     At June 30, 1999, 524,000 shares of common stock were issued under the plan at $0.05 per share (See Note 9).

9.   RELATED PARTY TRANSACTIONS

     At June 30, 1999, the Company has notes receivable from various stockholders and directors in connection with the issuance of common stock under the Company's Employee Stock Purchase Plan and in connection with issuance of the founders' shares. The terms of the notes include varying interest rates and maturities with accrued interest being payable at least annually.

10.  RESEARCH AND DEVELOPMENT COSTS

     Research and developments costs are charged to operations when incurred and are included in operating expenses. The amounts charged from inception to June 30, 1999 were $502,969.

11.  401 (K) PROFIT SHARING PLAN

     The Company maintains a 401(k) profit sharing plan which covers all employees over the age of 21. Employee contributions to the plan are optional, in amounts equal to a percentage of the contributing participant's compensation from 1-12%. The Plan provides for the Company to make qualified nonelective contributions to The Plan for applicants who are not highly compensated employees. The amount of employer qualified nonelective contributions is determined by the employer and is allocated in the ratio which each participants total compensation for the plan year bears to the total compensation of all participants for such plan year. There was no employer contribution to The Plan for the year.

12.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Financial Accounting Standards No. 105, requires disclosure of information about financial instruments with off-balance risk and about financial instruments with concentration of credit risk.

     At June 30, 1999, AudioTalk Networks, Inc. had an account at one financial institution which exceeded the Federal Deposit Insurance Corporation (FDIC) limits of insurance. The FDIC insures individual account balances of the above mentioned financial institution up to $100,000 each.

12.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
     If the above mentioned financial institution were to fail, the Company would realize an accounting loss as of June 30, 1999 as follows:

     Cash on deposit at June 30, 1999                     $    304,593

     Less amount insured by the FDIC                           100,000
                                                          ------------

           Accounting loss                                $    204,593
                                                          ============

13.  SUBSEQUENT EVENTS

     PREFERRED STOCK
     In August, 1999, the Company sold one million (1,000,000) shares of its Series B Preferred stock at $1.00 per share. In December, 1999, an additional four million (4,000,000) shares of Series B Preferred Stock was issued at $1.00 per share. The Series B Preferred Stock has the same preferences and liquidation rights as the Company's Series A Preferred (See
     Note 6). The proceeds are being used to fund the Company's continuing research and development projects and to fund current operating needs.

     COMMON STOCK
     In October, 1999, the Company issued two hundred seventy thousand (270,000) shares of common stock at a price of $0.10 per share under the Employee Stock Purchase Plan (See Note 8) in exchange for promissory notes secured by the issued shares.

     STOCK OPTIONS
     In September, 1999, the Company granted four thousand five hundred (4,500) non- qualified stock options under the 1998 Stock Option Plan (See Note 7). Two thousand five hundred shares were granted with an exercise price of $0.05 per share. The remaining two thousand shares were granted with an exercise price of $0.10 per share. None of the options granted have been exercised to date.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                  DECEMBER 31,
                                                                      1999
                                                                  ------------

          ASSETS

          Cash and cash equivalents                                   $ 3,229
          Accounts Receivable                                             500
          Other current assets                                             12
                                                                  ------------
               Total current assets                                     3,741

          Fixed assets, net                                               463
          Other assets                                                    251
                                                                  ------------

                                                                       $4,455
                                                                  ============

          LIABILITIES AND STOCKHOLDERS' EQUITY
          Accounts payable                                              $ 133
          Accrued liabilities                                             134
          Deferred revenue                                                500
                                                                  ------------
               Total current liabilities                                  767


          Stockholders' equity:
               Common stock: no par value, 20,000,000 shares
                  authorized, 4,919,000 shares
                  issued and outstanding                                  173
               Preferred stock: no par value,8,600,000 shares
                  authorized, 8,050,000 shares issued and
                  outstanding                                            6,250
               Additional paid-in capital                                  73
               Notes receivable from shareholders                        (171)
               Deficit accumulated during the development stage
                                                                       (2,563)
                                                                  ------------

                    Total stockholders' equity                          3,688
                                                                  ------------

                                                                       $4,455
                                                                  ============



   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              YEAR ENDED
                                                              DECEMBER 31,
                                                                 1999
                                                              ------------



Net revenues                                                          $  5

Cost of net revenues                                                     -
                                                              ------------

                  Gross profit .............................             5
                                                              ------------

Operating expenses:
      Research and development..............................          1,074
        Sales and marketing.................................           386
        General and administrative..........................           777
                                                              ------------

                  Total operating expenses..................         2,237
                                                              ------------

Loss from operations                                                (2,232)

Interest income                                                         41
                                                              ------------
Provision for income taxes..................................             -
                       Net loss.............................      $ (2,191)
                                                              ============

Net loss per common share:

      Basic & diluted.......................................      $  (0.17)
                                                              =============

Weighted average shares outstanding:

      Basic & diluted.......................................        12,969


   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOW
                                 (IN THOUSANDS)
                                  (unaudited)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1999
                                                                -------------

Cash flows from operating activities:

   Net loss                                                         $  (2,235)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
        Depreciation and amortization                                      93
        Changes in assets and liabilities:
            Other assets                                                   25
            Accounts receivable                                          (500)
            Deferred revenue                                              500
            Accounts payable                                              199
            Accrued expenses                                              129
            Prepaid license                                              (194)
            Prepaid expenses                                              (71)
                                                                -------------

                 Net cash used in operating activities                 (2,054)

Cash flows used in investing activities:
     Acquisition of property and equipment                               (452)
                                                                -------------

                 Net cash used in investing activities                 (2,506)

Cash flows from financing activities:
     Repayment of stockholders' notes                                       -
     Proceeds from issuance of Series A preferred stock                 1,800
     Proceeds from issuance of Series B preferred stock                 2,650
     Proceeds from issuance of common stock                                 1
                                                                -------------
                          Net cash provided by financing
                              activities                                4,451

                                                                -------------
                 Net increase in cash and cash equivalents              1,945
Cash and cash equivalents, beginning of period                          1,284
                                                                -------------
Cash and cash equivalents, end of period                               $3,229
                                                                =============


   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 (IN THOUSANDS)
                                  (unaudited)

                                                                                                 DEFICIT
                                                                                  NOTES         ACCUMULATED        TOTAL
                                          PREFERRED STOCK      COMMON STOCK     RECEIVABLE      DURING THE      STOCKHOLDERS'
                                          ---------------     --------------       FROM         DEVELOPMENT       EQUITY
                                          SHARES   AMOUNT     SHARES  AMOUNT   STOCKHOLDERS        STAGE         (DEFICIT)
                                          ------   -----------------  ------  --------------   ------------    ---------------

Balance at December 31, 1998               3,600    $1,800                                           $ (356)         $   1,444

Issuance of Series B convertible
    preferred (unaudited)                  4,450    $4,450                                                               4,450
Issuance of notes for common
    stock (unaudited)                                          4,919   $ 171          $ (171)                                -
Issuance of common for cash
    (unaudited)                                                            1                                                 1
Net loss (unaudited)                                                                                 (2,207)            (2,270)

Balance at December 31, 1999
    (unaudited)                            8,050    $6,250     4,919   $ 172          $ (171)       $(2,563)            $3,688
                                          ======   =================  ======  ==============   ============    ===============

   The accompanying notes are an integral part of these financial statements.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1.   FORMATION AND BUSINESS OF THE COMPANY:

AudioTalk Networks, Inc. (the Company), was incorporated in California and commenced operations on August 9, 1998 ("inception"). The Company provides live voice technology and turnkey services for the Internet.

Since its inception, the Company has been primarily involved in research and development and financing activities. In addition, the Company has not completed the development of its anticipated product; accordingly, it has been considered to be in the development stage since its inception.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS:

The Company considers all highly liquid investments with original maturities of three months or less, to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates market.

CONCENTRATION OF CREDIT RISK:

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash. The Company deposits its cash and cash equivalents with one major bank. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that these banks are financially sound and, accordingly, minimal credit risk exists.

PROPERTY AND EQUIPMENT:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally three to seven years.

INCOME TAXES:

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

RESEARCH AND DEVELOPMENT COSTS:

Research and development expenditures are charged to operations as incurred.

CERTAIN RISKS AND UNCERTAINTIES:

The Company is subject to all of the risks inherent in a development stage company in the technology industry. The risks include but are not limited to limited operating history, limited management resources, dependence on the Internet and related security risks and the changing nature of the Internet industry.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            AUDIOTALK NETWORKS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

COMPREHENSIVE INCOME:

The Company has adopted the accounting treatment prescribed by Statements of Financial Accounting Standards No. 130, "Comprehensive Income." The adoption of this statement had no impact on the Company's financial statements for the periods presented.

3.   STOCKHOLDERS' EQUITY

The Company has authorized a total of 15,000,000 shares of common stock and 8,600,000 shares of preferred stock.

In August 1999, the Company issued a total of 1,000,000 shares of Series B preferred stock of no par value at a price of $1.00 per share. In December 1999, an additional 4,000,000 shares were issued at $1.00 per share. The proceeds are being used to fund the Company's continuing research and development projects and to provide working capital.

On December 29, 1999, the Company issued a warrant to a customer to purchase 1,000,000 shares of Series B preferred stock at $2.00 per share.

4.   TAXES

At June 30, 1999, the Company has net operating loss carryforwards and research and development tax credits of approximately $1,190,000 and $32,000, respectively, available to reduce future taxable income, which expire through 2014. Pursuant to Section 382 of the Internal Revenue Code, utilization of the net operating loss carryforwards may be subject to annual limitations due to certain changes ownership.

5.   OPERATING LEASE COMMITMENTS

The Company leases its facilities under a sublease which commenced in December 1999 and terminates in March 2002. Minimum future rental payments are as follows:

               Year ended
                June 30
               ----------
                  2000         $269,000
                  2001          542,000
                  2002          416,000
                  2003            3,000
                  2004            1,000

                 Total       $1,231,000


7.   SUBSEQUENT EVENTS

In March 2000, A customer holding warrants to purchase 1,000,000 shares of Series B preferred stock exercised the warrants for a total stock purchase price of $2,000,000.

     (b)  PRO FORMA FINANCIAL INFORMATION.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had HearMe ("HearMe" or the "Company") and AudioTalk Networks, Inc. ("AudioTalk") been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of HearMe, and AudioTalk.

     The following pro forma combined financial statements give effect to the merger of HearMe and AudioTalk using the purchase method of accounting. The pro forma combined financial statements are based on the respective historical consolidated balance sheet and income statement of HearMe as of and for the year ended December 31, 1999 and the balance sheet and income statement of AudioTalk, as of and for the 12 months ended December 31, 1999.

     The pro forma combined balance sheet assumes that the acquisition took place December 31, 1999 and the pro forma combined statements of operations assume the acquisition took place as of January 1, 1999.


                                          HEARME

                             PRO FORMA COMBINED BALANCE SHEET
                                      (IN THOUSANDS)

                                          HEARME        AUDIOTALK
                                       DECEMBER 31,    DECEMBER 31,   PRO FORMA        PRO FORMA
                                           1999           1999        ADJUSTMENTS      COMBINED
                                       ------------   ------------   -----------     -------------
ASSETS:
Cash and cash equivalents                  $  2,568     $  3,229       $  2,550 (f)    $     8,347
Short-term investments                       66,756           -         (10,000)(a)         56,756
Accounts receivable, net                      5,767          500              -              6,267
Interest and other receivables                  946           12              -                958
Other current assets                          1,697            -              -              1,697
                                       ------------   ------------    ----------     -------------
     Total current assets                    77,734          374         (7,450)            74,025

Property and equipment, net                   4,500          463              -              4,963
Goodwill                                     17,708            -        108,065  (c)       125,773
Intangible assets                             4,153            -          2,730  (c)         6,883
Other assets                                    461          251              -                712
                                       ------------   ------------    ----------     -------------

     Total assets                         $ 104,556     $  4,455       $103,345         $  212,356
                                       ============   ============    ==========     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                          $     557     $    133       $     500  (d)   $    1,190
Accrued liabilities                           5,833          134               -             5,967
Deferred revenue                                396          500               -               896
Short-term debt                                   -            -               -                 -
Current portion of long-term
liabilities                                     322            -               -               322
                                       ------------   ------------   -----------     -------------
     Total current liabilities                7,108          767             500             8,375

Deferred tax liability                        1,661            -           1,092  (e)        2,753
Other long-term liabilities                      19                            -                19
                                       ------------   ------------   -----------     -------------
     Total liabilities                        8,788          767           1,592            11,147

Redeemable Common Stock                       2,000            -               -             2,000

Stockholders' equity:
     Common stock and APIC                  183,204        6,423          99,190  (a)     288,817
     Warrants                                     2            -               -                2
     Notes receivable from stockholders      (2,325)        (172)              -            (2,497)
     Deferred compensation                   (9,027)           -               -            (9,027)
     Accumulated deficit                    (78,086)      (2,563)         (2,563) (b)      (78,086)
                                       ------------   ------------   -----------     -------------

          Total stockholders' equity         93,768        3,688         101,753           199,209
                                       ------------   ------------   -----------     -------------

                                          $ 104,556     $  4,455     $   103,345        $  212,356
                                       ============   ============   ===========     =============

                                        HEARME

                      PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HEARME      AUDIOTALK
                                          YEAR ENDED    YEAR ENDED

                                           DECEMBER 31, DECEMBER 31,   PRO FORMA    PRO FORMA
                                             1999          1999        ADJUSTMENTS  COMBINED
                                          ------------  -----------   ------------ ----------
Net revenues                              $   15,522    $       5     $      -     $ 15,527

Cost of net revenues                           5,591            -            -        5,591
                                          ----------    -----------   ------------ ----------

          Gross profit...................      9,931            5            -        9,936

Operating expenses:
    Research and development                   7,937        1,075            -        9,012
    Sales and marketing..................     15,505          386            -       15,891
    General and administrative...........      6,594          777            -        7,371
    In-process research and development..        850                         -          850
    Stock based compensation.............      3,816            -            -        3,816
    Goodwill and intangibles.............      2,175            -       37,178 (c)   39,353
                                          ----------    -----------   ------------ ----------
          Total operating expenses.......     36,877        2,238       37,178       76,293
                                          ----------    -----------   ------------ ----------

          Loss from operations...........    (26,946)      (2,233)     (37,178)     (66,357)

Interest and other income (expense),net..     10,874           41            -        1,915
                                          ----------    -----------   ------------ ----------

Loss before provision for income taxes       (25,072)      (2,192)     (37,178)     (64,442)
Provision for income taxes...............         (9)           -           -            (9)
                                          ----------    -----------   ------------ ----------
              Net loss................... $  (25,081)   $  (2,192)    $(37,178)    $(64,451)
                                          ===========   ===========   ============ ==========

Net loss per common share:
    Basic & diluted...................... $    (1.60)   $   (0.48)                 $  (3.19)
                                          ===========    ==========                ==========

Weighted average shares outstanding:
    Basic & diluted......................     15,673        4,520                    20,193
                                          ===========   ===========                ==========

Notes to Pro Forma Financial Statements

Note 1: Basis of Presentation

     The pro forma combined balance sheet assumes that the Merger took place December 31, 1999 and the pro forma combined statements of operations assume the Merger took place as of January 1, 1999.

Note 2.  Pro Forma Adjustments

     These unaudited pro forma combined financial statements reflect the issuance of 4,520,327 shares of HearMe common stock in exchange for an aggregate 15,437,133 shares of AudioTalk common and preferred stock based on an exchange ratio of 3.42.

     The total purchase price of AudioTalk has been calculated as follows (in thousands):

              Cash                                  $ 10,000
              Value of securities issued             100,467
              Assumption of AudioTalk options          5,695
                                                   ---------
                   Subtotal                          116,162
                                                   ---------
              Transaction costs and expenses             500
                                                   ---------
              Total estimated purchase             $ 116,662
                                                   =========


The purchase price has been allocated as follows (in thousands):

                                        Amount                Annual Amortization        Useful Life
Tangible net assets acquired            $6,408                      N/A                  N/A
In-process research and development        550                      N/A                  N/A
Developed technologies                     580                      290                  2 years
Contracts in place                         900                      450                  2 years
Workforce                                1,250                      417                  3 years
Goodwill                               108,065                   36,021                  3 years

     Based on the finalization of the integration plans and other factors, the pro forma adjustments may differ materially from those presented in these pro forma combined financial statements.

(a) Adjustments to record the issuance of 4,520,327 shares of HearMe common stock and options to purchase HearMe common stock issued in exchange for options to purchase AudioTalk common stock as well as the cash payment of $10 million, and the elimination of AudioTalk common stock and to record the write-off of $550,000 in purchased in-process research and development.

(b) Adjustment for accumulated deficit on AudioTalk records.

(c) Adjustments to record the intangible assets of $110,795,000 comprising purchased technology ($580,000), workforce-in-place ($1,250,000), sales contracts ($900,000 ) and goodwill ($108,065,000).

The estimated annual amortization charge to income related to intangible assets acquired of $37,178,000 is reflected in the pro forma combined statement of operations

(d) Adjustment to record estimated acquisition-related expenses.

(e) Adjustment to record deferred tax liabilities associated with certain intangible assets. This liability was estimated using a statutory rate of 40%.

(f) Adjustment to record cash received by AudioTalk for issuance of stock subsequent to Dec 31, 1999.

Note 3.  Pro Forma Earnings Per Common Share

     Basic pro forma earnings per common share was calculated based on the issuance of 4,520,327 shares of shares of HearMe common stock. Diluted earnings per common share did not include equivalent HearMe common shares, as their effect was antidilutive.

     (c)  EXHIBITS.

          2.22 AGREEMENT AND PLAN OF MERGER dated as of March 8, 2000 among HearMe, AT Acquisition Corp., and AudioTalk Networks, Inc.

          23.1 Consent of Independent Accountants

          Reports on Form 8-K

     On April 18, 2000, the Registrant filed on Form 8-K relating to the acquisition by the Registrant of Audio Talk Networks, Inc., which acquisition was consummated on April 3, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HearMe
                                              (Registrant)


Dated:  May 5, 2000                      By:/s/ Linda Palmor
                                            --------------------------------
                                            Title: Linda Palmor,
                                                   CHIEF FINANCIAL OFFICER

                                INDEX TO EXHIBITS

EXHIBIT                      EXHIBIT
  NO.
-------                      -------

2.22                         AGREEMENT AND PLAN OF MERGER
                             dated March 8, 2000 between
                             HearMe, AT Acquisition
                             Corp., and AudioTalk
                             Networks, Inc.

23.1                         Consent of Independent Accountants